THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, DESCRIBED IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THESE SECURITIES, COPIES OF WHICH ARE AVAILABLE UPON REQUEST FROM THE COMPANY.


                               PARTSBASE.COM, INC.

                        8% CONVERTIBLE SUBORDINATED NOTE

         PartsBase.com, Inc., a Texas corporation (the "Company"), the principal office of which is located at 7171 N. Federal Highway, Suite 100, Boca Raton, Florida 33432, for value received, hereby promises to pay to ________________________, or registered assigns, the sum of
________________________ Dollars ($____________), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on December 31, 2001. Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in that certain Subscription Agreement between the Company and the purchaser(s) described therein, dated as of _______________________ (the "Subscription Agreement"), and that certain Private Placement Memorandum dated June 9, 1999 (the "Offering Date") related thereto. The Holder of this Note is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is one of the Notes referred to as the "Notes" in the Subscription Agreement.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. DEFINITIONS. Unless the context otherwise requires, certain terms used herein shall be ascribed the following meanings:

                  (a) "COMPANY" shall mean PartsBase.com, Inc., and any corporation which shall succeed to or assume the obligations of the Company under this Note.

                  (b) "HOLDER," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. INTEREST. Until all outstanding principal and interest on this Note shall have been paid in full, interest shall be payable from the date of this Note on the outstanding principal balance of this Note, in arrears on a quarterly basis, until December 31, 2001, on each March 31, June 30, September 30, and December 31, at the rate of eight percent (8%) per annum (the "Interest Rate"). In the event that any portion of the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the Interest Rate shall continue to accrue on the balance of any unpaid principal until such balance is paid.

         3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, so long as such condition exists, declare the entire unpaid principal and accrued interest hereon immediately due and payable, by notice in writing to the Company, subject to Section 17 hereof.

                  (a) Default in the payment of the principal and interest of this Note when due and payable if such default continues for forty-five (45) days after the Holder has given the Company written notice of such default; or

                  (b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

                  (c) If, within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

                  (d) Any declared default of the Company under any indebtedness that gives the Holder thereof the right to accelerate such indebtedness, and such indebtedness is in fact accelerated by the Holder, but only if such declared default and acceleration would have a material adverse effect on the Company.

         4. LIMITATION ON SENIOR DEBT. The Company will not incur, create, assume, guarantee or otherwise become liable for any new Senior Debt after the offering Date excepting that the Company may obtain a line of credit from a commercial bank in the amount up to $2,000,000 which will be superior in right of payment. In addition, if less than $1,000,000 is raised in this offering, the Company has the right to raise an additional $1,000,000 through the issuance of debt securities which securities would be superior to the note holders in this offering. "Senior Debt" means any indebtedness for borrowed money incurred or guaranteed by the Company including from a commercial lending institution.

         5. PREPAYMENT. The notes may be prepaid ("redeemed") at the election of the Company, as a whole or from time to time in part, at any time, upon not less than thirty (30) days' advance written notice, at 100% of the principal amount thereof at the time together with accrued interest. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Company by lot or other means of random selection. The Company may also provide for the selection for redemptions of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of any Note. Any notice of redemption shall state: (1) the date of redemption; (2) the redemption price; (3) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed; and (4) the place or places where Notes are to be surrendered for payment of the redemption price. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable, and from and after such date such Notes shall cease to bear interest.

         6.       CONVERSION.

                  (a) VOLUNTARY CONVERSION. Any holder of this Note has the right, at the Holder's option, prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 6 hereof, in whole or in part, into Common Stock, $.001 par value, of the Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate remaining principal balance together with all accrued interest to the date of conversion by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to two dollars ($2.00) subject to adjustments as provided in Section 10 hereof.

                  (b) AUTOMATIC CONVERSION. The entire principal amount of this Note shall be automatically converted into shares of Common Stock at the Conversion Price at the time in effect immediately prior to (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company, in each case if the consideration to be received per share of Common Stock shall be at least Five Dollars ($5.00) per share or (ii) the consummation of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act") generating gross offering proceeds of at least $5,000,000.

                  (c) COMPLIANCE WITH SECURITIES LAWS. The Holder of this Note, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other part, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon conversion of this Note, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock issued upon conversion are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. All shares of Common Stock issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. SUCH SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNDER SAID ACT OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT RESTRICTING THE TRANSFER OR SALE OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

         7.       CONVERSION PROCEDURE.

                  (a) NOTICE OF CONVERSION PURSUANT TO SECTION 6(a). Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give at least ten (10) days' advance written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, if the Holder is electing to convert pursuant to Section 6(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid.

                  (b) NOTICE OF CONVERSION PURSUANT TO SECTION 6(b). If this
Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner at the place designated, the Note.

         8. DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         9. MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 6(a) above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Subscription Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

         10.      ADJUSTMENTS TO CONVERSION PRICE.

                  (a) In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                  (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 6 the Company shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth the facts upon which such adjustment is based. In the case of an adjustment pursuant to Section 10(c), the Company shall furnish to Holder a copy of its audited financial statements for such fiscal year.

         11.      NOTICES OF RECORD DATE, ETC.  In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the holder of this Note at least fifteen (15) days prior to the earliest date specified therein, a notice specifying:

                           i.       The date of which any such record is to be
taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                           ii.      The approximate date on which any such
reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         12. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes; and if at any time the number of authorized but unissued shares of Common Stock (and shares of its Common Stock for issuance on conversion of such Common Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         13. ASSIGNMENT. Subject to the restrictions on transfer described in
Section 15 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         14. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the approval of the Company and the Holders of a majority of the outstanding principal amount of all then outstanding Notes issued pursuant to the Subscription Agreement.

         15. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel reasonably satisfactory to Company and its counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 15 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         16. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, or overnight air courier, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given, change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or with an air courier or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

         17. NO SHAREHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

         18. REPLACEMENT OF NOTE. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company at its expense shall execute and deliver, in lieu of this Note, a new note of like tenor and amount.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas excluding that body of law relating to conflict of laws.

         20. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued this day of 1999.

                                      PARTSBASE.COM, INC.


                                      By:
                                         ------------------------------------

                                      Name: Robert A. Hammond

                                      Title: President

                                      Name of Holder:
                                                     ------------------------

                                      Address:
                                              -------------------------------

                                              -------------------------------